STRADLING YOCCA CARLSON & RAUTH
             A PROFESSIONAL CORPORATION               SAN FRANCISCO OFFICE
                  ATTORNEYS AT LAW                 44 MONTGOMERY STREET, SUITE
        660 NEWPORT CENTER DRIVE, SUITE 1600                  4200
            NEWPORT BEACH, CA 92660-6422         SAN FRANCISCO, CALIFORNIA 94104
              TELEPHONE (949) 725-4000              TELEPHONE (415) 283-2240
              FACSIMILE (949) 725-4100              FACSIMILE (415) 283-2255

                                                      SANTA BARBARA OFFICE
                                                        302 OLIVE STREET
                                                 SANTA BARBARA, CALIFORNIA 93101
                                                    TELEPHONE (805) 564-0065
                                                    FACSIMILE (805) 564-1044

                                                       SANTA MONICA OFFICE
                                                  233 WILSHIRE BOULEVARD, SUITE
                                                               830
                                                 SANTA MONICA, CALIFORNIA 90401
                                                    TELEPHONE (310) 437-2797
                                                    FACSIMILE (310) 451-6240

                                                        SAN DIEGO OFFICE
                                                 12230 EL CAMINO REAL, SUITE 130
                                                   SAN DIEGO, CALFIORNIA 92130
                                                            TELEPHONE
                                                         (858) 720-2150
                                                    FACSIMILE (858) 720-2160

                                                                     Exhibit 5.1

                                 August 11, 2006


Auxilio, Inc.
27401 Los Altos, Suite 100
Mission Viejo, California  92691

      Re: Auxilio, Inc., Registration Statement on Form SB-2 - Registration No. 333-135640

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form SB-2 (File No. 333-135640) filed by Auxilio, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission, on July 7, 2006 (as amended on August 11, 2006, and as may be further amended or supplemented, the "Registration Statement") in connection with the offering from time to time by certain security holders of the Company of 4,063,992 shares of the Company's Common Stock (the "Selling Stockholder Shares").

      As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Selling Stockholder Shares.

      Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the prospectus which is a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.


                                        Very truly yours,


                                        STRADLING YOCCA CARLSON & RAUTH

                                        /s/ Stradling Yocca Carlson & Rauth